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                                                                    EXHIBIT 10.1


                                ESCROW AGREEMENT

          This Escrow Agreement (this "Agreement") is entered into as of September 15, 2000 by and among Universal Compression Holdings, Inc., a Delaware corporation ("Universal"), the Reuben James Helton Trust Dated January 24, 2000 as amended and in effect, a trust formed pursuant to the laws of the State of Michigan (the "Trust"), Garlin R. Rhymes, as trustee of the Trust ("Trustee"), Michael Pahl ("Pahl") (collectively, the Trust, Trustee and Pahl are referred to as the "Stockholders"), Garlin R. Rhymes, as representative (the "Representative") of the former stockholders of Gas Compression Services, Inc., a Michigan corporation ("GCSI"), and State Street Bank and Trust Company, a Massachusetts trust company, as escrow agent (the "Escrow Agent"). Capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given them in the Merger Agreement (as defined below). Universal and the Stockholders are sometimes referred to herein collectively as the "Interested Parties" or individually as the "Interested Party."

                                    RECITALS:

          A. Universal, Universal Compression, Inc., a Texas corporation and wholly-owned subsidiary of Universal ("Sub"), GCSI and the Company Holders have entered into an Agreement and Plan of Merger dated as of August 4, 2000 (the "Merger Agreement") pursuant to which GCSI will merge with and into Sub (the "Merger"), with Sub as the surviving corporation in the Merger.

          B. Pursuant to the Merger Agreement, the outstanding shares of capital stock of GCSI are to be converted into the right to receive cash and an aggregate of 1,420,631 shares of common stock, par value $.01 per share, of Universal (the "Universal Common Stock") at the effective time of the Merger (such shares, the "Merger Shares").

          C. The Merger Agreement provides that 9.5652% of the Merger Shares, or 135,887 Merger Shares (the "Escrow Shares"), are to be placed in an escrow account (the "Escrow Account") to provide for the payment of certain obligations that the Stockholders may owe to Universal and Sub and their affiliates, directors, officers and employees (collectively, the "Covered Persons"). The Escrow Shares of each Stockholder so required to be deposited in the Escrow Account pursuant to this Agreement and the Merger Agreement are shown on Exhibit A attached hereto.

          D. The parties hereto desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited, held in and disbursed from the Escrow Account.

          NOW, THEREFORE, the parties hereto agree as follows:

     1. Escrow and Recovery.

          (a) Escrow of Shares. Promptly after the Effective Time, the transfer agent of Universal (the "Transfer Agent"), will deposit the Escrow Shares, in the manner prescribed in Section 2, with the Escrow Agent, who will hold them in escrow to provide


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     for the payment of the obligations of the Stockholders to Covered Persons as set forth in this Agreement until the Escrow Agent is required to release such Escrow Shares pursuant to the terms of this Agreement. The Escrow Shares will include "Additional Escrow Shares" as that term is defined in Section 2(b) of this Agreement. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold in escrow and release such Escrow Shares subject to the terms and conditions of this Agreement.

          (b) Recovery. Pursuant to the Merger Agreement and that certain Letter Agreement for the transfer of insurance dated September 15, 2000, by and among Universal, Reuben James Helton and the Trust (the "Letter Agreement"), Universal is entitled to recover from the Escrow Shares the following amounts (each, a "Claim"): (i) any amounts to which the Covered Persons may be entitled pursuant to Article IX of the Merger Agreement;
     (ii) any amounts in excess of $250,000 payable to or on behalf of Ms. Colleen Yuncker in connection with the Merger Agreement, the transactions contemplated thereby, or any termination of or change in her employment in connection herewith or therewith (whether pursuant to the Agreement dated June 26, 2000 between Ms. Yuncker and the Company or any other agreement entered into by the GCS Entities prior to the Effective Time (as defined in the Merger Agreement) (such arrangements, the "Yuncker Arrangements"));
     (iii) the costs associated with the Retention Plan (as defined in the Merger Agreement); and (iv) any indemnity payments or interest thereon payable to Universal pursuant to the Letter Agreement; provided, however, that the maximum aggregate amount of Escrow Shares to which Universal shall be entitled for (ii) and (iii) above shall not exceed that number of Escrow Shares valued at $800,000 (with the actual number of shares based on the value at the release date calculated in accordance with Section 4(c) hereof), and provided further, that Universal shall be entitled to receive without Claim the Escrow Shares as provided in Section 2(c)(ii)(A).

          (c) Defense of Claim. Promptly after the receipt by Universal of notice or discovery of any Claim giving rise to recovery rights under this Agreement, Universal will give the Representative and the Escrow Agent written notice of such Claim in accordance with Section 3 hereof. Failure to give prompt notice of a Claim hereunder shall not affect the obligations of any party. Universal shall provide the Representative with reasonable access to its premises, books and records during Universal's regular business hours and shall furnish such information as the Representative shall reasonably request from time to time, in each case to the extent reasonably required in connection with the verification of such Claim; provided, however, that any records, information or documents that are not publicly available shall not be disclosed by the Representative unless disclosure of such records, information or documents is required by court or administrative order or as may be necessary or appropriate in connection with the resolution of any dispute regarding a Claim; and provided further, that if the Representative is ordered to disclose any of such records, documents or information, the Representative will provide Universal with prompt written notice of such requirement so that Universal may seek a protective order or other appropriate remedy if it so chooses, and, in the event that such protective order or other remedy is not obtained, or Universal waives compliance with the provisions hereof, the Representative agrees to furnish only that portion of such records, documents or information that the Representative is legally required to disclose in the written opinion of counsel to the Representative.


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          (d) Time Period of Claims. No Claim or Claims hereunder may be made by
     Universal after June 30, 2002.

     2. Deposit of Escrow Shares; Release from Escrow.

          (a) Delivery of Escrow Shares. On the Closing Date, the Escrow Shares allocable to the Stockholders (the "Initial Escrow Shares") will be delivered by the Transfer Agent to the Escrow Agent in the form of a single duly authorized stock certificate with applicable restrictive legends issued in the name of "Embassy & Co." as nominee for the Escrow Agent. In the event Universal issues any Additional Escrow Shares (as defined below), such shares will be issued and delivered to the Escrow Agent and treated in the same manner as the Initial Escrow Shares. The Escrow Agent shall hold and administer the Escrow Shares (said Escrow Shares, together with any dividends and other distributions therefrom or proceeds thereof received by the Escrow Agent, collectively, the "Escrow Property") subject to the terms of this Agreement. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Property.

          (b) Dividends, Voting and Rights of Ownership. Except for tax-free dividends paid in stock declared with respect to the Escrow Shares pursuant to Section 305(a) of the Code ("Additional Escrow Shares"), any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be distributed promptly by Universal to the Stockholders proportionate to their respective interests as set forth in Exhibit A hereto. Neither the Escrow Agent nor its nominee shall be under any duty to take any action to preserve, protect, exercise or enforce any rights or remedies under or with respect to the Escrow Property (including without limitation the exercise of any voting or consent rights, conversion or exchange rights, defense of title, preservation of rights against prior matters or otherwise). Notwithstanding the foregoing, if the Escrow Agent is so requested in a written request of the Representative received by the Escrow Agent at least three Business Days prior to the date on which the Escrow Agent is requested therein to take such action (or such later date as may be acceptable to the Escrow Agent), the Escrow Agent shall execute or cause its nominee to execute, and deliver to the Representative a proxy or other instrument in the form supplied to it by the Representative for voting or otherwise exercising any right of consent with respect to any of the Escrow Shares held by it hereunder, to authorize therein the Stockholder's Representative to exercise such voting or consent authority in respect of the Escrow Shares (provided that the Escrow Agent shall not be obliged to execute any such proxy or other instrument if, in its judgment, the terms thereof may subject the Escrow Agent to any liabilities or obligations in its individual capacity). Subject to compliance with applicable law, the Escrow Agent shall not be under any duty or responsibility to forward to any Interested Party, or to notify any Interested Party with respect to, or to take any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Escrow Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights. Each Stockholder will have the right to vote his share of the Escrow Shares deposited in the Escrow Account for the account of such Stockholder so long as such Escrow Shares are held in escrow, and Universal will take all


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     reasonable steps necessary to allow the exercise of such rights. While the
     Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Stockholders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares that are not inconsistent with the terms and conditions hereof.

          (c) Distributions. The Escrow Shares shall be released and distributed as follows:

               (i) On June 30, 2001, the Escrow Agent will release from the Escrow Account to the Stockholders their pro rata portions (as provided in Section 2(d)) of all of the Escrow Shares except for (A) $1,800,000 of the Escrow Shares (with the actual number of shares based on the value at such release date calculated in accordance with Section 4(c) hereof), (B) any Escrow Shares (with the actual number of shares based on the value at such release date calculated in accordance with Section 4(c) of this Agreement) subject, in accordance with Section 4 hereof, to any then pending but unresolved Claims ("Pending Claim Collateral"), and (C) in the event that any Escrow Shares have been released to Universal in payment of any amounts owed pursuant to the Letter Agreement prior to such date (the "Letter Agreement Shares"), a number of Escrow Shares equal to the number of Letter Agreement Shares so released. Any Pending Claim Collateral held by the Escrow Agent as a result of the preceding sentence will be released to the Stockholders or released to Universal, as appropriate, promptly upon resolution of the specific Claim or Claims involved.

               (ii) On June 30, 2002, the Escrow Agent will (A) release from the Escrow Account to Universal $1,000,000 of the Escrow Shares (with the actual number of shares based on the value at such release date calculated in accordance with Section 4(c) hereof) or, to the extent the Escrow Shares in the Escrow Account have a value less than $1,000,000, all remaining Escrow Shares, (B) to the extent Escrow Shares remain in the Escrow Account after the release of Escrow Shares pursuant to Section 2(c)(ii)(A) hereof, hold in the Escrow Account and not release any then Pending Claim Collateral (with the actual number of shares based on the value at such release date calculated in accordance with Section 4(c) hereof) and (C) release from the Escrow Account to the Stockholders their pro rata portion (as provided in Section 2(d)) of all remaining Escrow Shares other than as provided in subclauses (A) and (B).

               (iii) In the event that any Pending Claim Collateral has not been released on or prior to the date which is seven years after its applicable Claim date, the Representative may, at its option, submit the amount of the Claim to arbitration in accordance with Section 10 hereof and the arbitrator(s) shall determine the value of the Claim, and any Escrow Shares (as determined in accordance with Section 4(c) of this Agreement) not needed to satisfy such Claim (as so determined by the arbitrator(s)) shall be released to the Stockholders.

          (d) Release of Shares. The Escrow Shares will be held by the Escrow Agent until required to be released pursuant to Section 2(c) above or
     Section 4, below. Upon the applicable release date or with respect to the Pending Claim Collateral, if any, within five Business Days after the release condition is met as confirmed by Universal and the Representative to the Escrow Agent in writing, the Escrow Agent will distribute to each


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     Stockholder or Universal, as the case may be, the requisite number of
     Escrow Shares as of the applicable release date. Universal and the Representative undertake to deliver a timely notice to the Escrow Agent identifying the number of Escrow Shares to be released within such five business day period. Escrow Shares will be distributed pro rata to the respective Stockholders in proportion to their respective interests as set forth in Exhibit A; provided, however, that in the event any Letter Agreement Shares and Escrow Shares are thereafter distributed to the Stockholders as provided herein, then the pro rata portion of such Escrow Shares otherwise distributable to the Trust shall be reduced, and the pro rata portion of the Escrow Shares otherwise distributable to Pahl shall be correspondingly increased, by a number of such Escrow Shares equal to 10% of the number of such Letter Agreement Shares so released to Universal. Universal will take such action as may be necessary to cause stock certificates to be issued bearing any appropriate legends.

          (e) No Encumbrances. Except as otherwise provided in this Agreement, no Escrow Shares nor any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by a Stockholder, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Stockholder (other than such Stockholder's obligations under this Agreement), prior to the release to such Stockholder of the Escrow Shares by the Escrow Agent. Either Stockholder may distribute, transfer, convey or assign its obligations hereunder together with its right to receive Escrow Shares; provided, that the transferee of such right shall execute and deliver to the Escrow Agent, Universal and the other Stockholder(s) party hereto an Additional Party Counterpart in the form of Exhibit B hereto; and provided further, that such distribution, transfer, conveyance or assignment shall not adversely affect the rights of Universal, the Escrow Agent or the other Stockholder(s) party hereto as evidenced by their written acknowledgment and acceptance of such transfer. No such transfer shall be effective until there shall have been delivered to the Escrow Agent such fully executed Additional Party Counterpart, whereupon such transferee shall succeed in all respects to the rights and obligations of the related transferor.

          (f) Power to Transfer Escrow Shares. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Universal will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

          (g) Any distribution of all or a portion of the Escrow Shares to the Stockholders shall be made by delivery of the stock certificate held by the Escrow Agent representing the Escrow Shares to the Transfer Agent, endorsed for transfer, with instruction to the Transfer Agent to transfer and issue such aggregate number of Escrow Shares being distributed, allocated among the Stockholders based upon his or her pro rata share according to the percentages set forth on Schedule A (as nearly as practicable, and, if applicable, as adjusted for the future release of any Letter Agreement shares as provided in Section 2(d)), in each case by issuing to each such Stockholder a stock certificate representing such allocated shares, registered in his or her name set forth on Schedule A and mailed by first class mail to such Stockholder's address set forth on Schedule A (or to such other address as such Stockholder may have previously provided


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     to the Escrow Agent in writing); and, if less than all the then remaining
     Escrow Shares are to be so distributed and transferred, the Escrow Agent shall instruct the Transfer Agent to issue and return to the Escrow Agent (or its nominee, if the Escrow Agent shall so instruct) a stock certificate representing the remaining Escrow Shares. The Escrow Agent shall have no liability for the actions or omissions of, or any delay on the part of, the Transfer Agent in connection with the foregoing.

          (h) Any distribution of all or a portion of the Escrow Shares to Universal shall be made by delivery of the stock certificate held by the Escrow Agent representing the Escrow Shares to the Transfer Agent, endorsed for transfer, with instruction to the Transfer Agent to transfer to Universal or its designee or cancel the released Escrow Shares as requested by Universal; and, if less than all the then remaining Escrow Shares are to be so distributed and transferred or canceled, the Escrow Agent shall instruct the Transfer Agent to issue and return to the Escrow Agent (or its nominee, if the Escrow Agent shall so instruct) a stock certificate representing the remaining Escrow Shares. The Escrow Agent shall have no liability for the actions or omissions of, or any delay on the part of, the Transfer Agent in connection with the foregoing.

     3. Notice of Claim.

          (a) Each notice of a Claim by Universal (the "Notice of Claim") will be in writing and will contain the following information to the extent it is reasonably available to Universal:

               (i) Universal's good faith estimate of the reasonably foreseeable maximum amount of the alleged amounts related to the Claim; and

               (ii) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged amounts based on Universal's good faith belief thereof, including, without limitation, if applicable, the identity and address of any third party claimant and copies of any formal demand or complaint.

          (b) The Escrow Agent will not transfer any of the Escrow Shares held in the Escrow Account to Universal pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with Section 4 below.

     4. Resolution of Notice of Claim and Transfer of Escrow Shares. Any Notice of Claim received by the Representative and the Escrow Agent pursuant to Section 3 above will be resolved as follows:

          (a) Uncontested Claims. In the event that the Representative does not contest a Notice of Claim in writing to the Escrow Agent within 30 calendar days after a Notice of Claim containing a statement of the amounts claimed is delivered pursuant to Section 9 below, the Escrow Agent will promptly distribute to Universal that number of Escrow Shares having a value (determined pursuant to Section 4(c) hereof) equal to the amounts specified in the Notice of Claim and notify the Representative of such transfer.


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          (b) Contested Claims. In the event that the Representative gives written notice to Universal and the Escrow Agent contesting all, or a portion of, the Claim specified in a Notice of Claim (a "Contested Claim") within the 30-day period described above (which contesting notice shall specify the Claim, or portion or amount thereof, being contested), matters that are subject to any Claim described in Sections 1(b)(i) or (iv) of this Agreement, including third party Claims brought against Universal, Sub or the GCSI Entities or any of their affiliates in litigation or arbitration will await the final nonappealable decision, award or settlement of such Claim, while all other disputes, controversies or claims that arise between Universal, Sub or GCSI, on the one hand, and the Stockholders, on the other hand, (including their agents and employees) out of this Agreement, or the breach, termination or invalidity thereof (all "Arbitrable Claims"), will be settled by agreement between Representative and Universal, or failing such agreement, by binding arbitration pursuant to Section 10 hereof. This
     Section 4(b) is not intended to alter the parties rights or remedies under the Merger Agreement or the Letter Agreement. Any portion of the Notice of Claim that is not contested will be resolved as set forth above in Section 4(a). The final decision of the arbitrator will be furnished to the Escrow Agent, the Representative, the Stockholders and Universal in writing and will constitute a conclusive determination of the issue in question, binding upon the Stockholders, the Representative, Universal, Sub and all Covered Persons. After notice that the Notice of Claim is contested by the Representative, the Escrow Agent will not release any Escrow Shares from the Escrow Account, except as provided in Section 2(c) and notwithstanding the expiration of the applicable release date, until (i) execution of a settlement agreement by Universal and the Representative setting forth a resolution of the Notice of Claim, or (ii) receipt of a copy of the final decision of the court or award of the arbitrator(s), as applicable, subject to Section 2(c)(iii) above.

          (c) Determination of Amount of Claims. Pursuant to Section 4(a) or (b) above, any amount owed to Universal for, or to be held pending resolution of, any Claim, subject to the provisions of the Merger Agreement with respect to the Threshold, will be payable to Universal for, or withheld by the Escrow Agent pending resolution of, such Claim out of the applicable Escrow Shares then held by the Escrow Agent at a per share value for all Escrow Shares equal to the weighted average sales price of Universal Common Stock as quoted on the New York Stock Exchange (or other principal securities exchange on which such shares are then traded) for the 20 consecutive trading days up to the third business day immediately preceding the date of such payment or, with respect to Pending Claim Collateral, the applicable release date. As to the calculation of such per share value, the Escrow Agent may request and rely upon a written certification from Universal and the Representative. In no event will the amount owed for any Claim with respect to the Yuncker Arrangements, the Retention Plan or the Letter Agreement be subject to the Threshold, and the amount owed for Claims for the Yuncker Arrangements and the Retention Plan in the aggregate shall not exceed $800,000.

     5. Concerning the Escrow Agent.

          (a) Each Interested Party and the Representative acknowledge and agree that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Merger Agreement and the Letter


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     Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for making inquiry as to or determining the genuineness, accuracy or validity thereof, or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel. Documents and written materials referred to in this paragraph include, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by the Escrow Agent as having been signed or presented by a person if it bears, as sender, the person's e-mail address.

          (b) The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent's gross negligence or willful misconduct in breach of the terms of this Agreement. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

          (c) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent's own gross negligence or willful misconduct in breach of this Agreement.

          (d) Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.


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          (e) Conflicting Instructions. In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign, in which case a successor escrow agent will appointed pursuant to
     Section 14 hereof or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Universal will pay the Escrow Agent (subject to reimbursement from the Stockholders pursuant to Section 13 hereof) all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 5 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of
     Section 13 hereof).

          (f) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary in any jurisdiction other than the Commonwealth of Massachusetts.

          (g) The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

     6. Compensation, Expense Reimbursement and Indemnification.

          (a) Each of the Interested Parties agrees, jointly and severally, (i) to pay or reimburse the Escrow Agent for its reasonable attorney's fees and expenses incurred in connection with the preparation of this Agreement and
     (ii) to pay the Escrow Agent's compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit C and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis.

          (b) Each of the Interested Parties agrees, jointly and severally, to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

          (c) EACH OF THE INTERESTED PARTIES, JOINTLY AND SEVERALLY (EACH, AN "INDEMNIFYING PARTY" AND TOGETHER, THE "INDEMNIFYING PARTIES"), HEREBY COVENANTS AND AGREES TO REIMBURSE, INDEMNIFY AND HOLD HARMLESS THE


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     ESCROW AGENT AND THE ESCROW AGENT'S EMPLOYEES AND AGENTS (SEVERALLY AND
     COLLECTIVELY, THE "ESCROW AGENT"), FROM AND AGAINST ANY LOSS, LIABILITY, DAMAGE, COST AND EXPENSE OF ANY NATURE INCURRED BY THE ESCROW AGENT ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR WITH THE ADMINISTRATION OF ITS DUTIES HEREUNDER, INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEY'S FEES AND OTHER COSTS AND EXPENSES OF DEFENDING OR PREPARING TO DEFEND AGAINST ANY CLAIM OF LIABILITY UNLESS AND EXCEPT TO THE EXTENT SUCH LOSS, LIABILITY, DAMAGE, COST AND EXPENSE SHALL BE CAUSED BY THE ESCROW AGENT'S GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNIFICATION AND AGREEMENT TO HOLD HARMLESS SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

          (d) Participation in Defense of Claim Against Escrow Agent. Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against the Escrow Agent and, if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim or action; provided, however, that if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Escrow Agent and the Indemnifying Parties, the Escrow Agent's retention of separate counsel shall be reimbursable as hereinabove provided. The Escrow Agent's right to indemnification hereunder shall survive the Escrow Agent's resignation or removal as the Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

          (e) Notice of Claim Against Escrow Agent. The Escrow Agent hereby represents that the Escrow Agent will notify each Indemnifying Party by letter, or by telephone or telex confirmed by letter, of any receipt by the Escrow Agent of a written assertion of a claim against the Escrow Agent, or any action commenced against the Escrow Agent, within ten calendar days after the Escrow Agent's receipt of written notice of such claim. However, the Escrow Agent's failure to so notify each Indemnifying Party shall not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have otherwise than on account of this Section 6, unless the defense of such claim is materially prejudiced by the failure of the Escrow Agent to notify the Indemnifying Parties within such ten-day period.

          (f) Without altering or limiting the joint and several liability of any of the Interested Parties to the Escrow Agent hereunder, each of the Interested Parties agrees as among themselves that they shall share responsibility for amounts payable to the Escrow Agent as specified in
     Section 13 hereof.


     7. Tax Indemnification. Each of the Interested Parties agrees, jointly and severally, with the Escrow Agent (i) to assume any and all obligations imposed now or hereafter on the Escrow Agent by any applicable tax law with respect to any payment or distribution of the Escrow Property or performance of other activities under this Agreement (and as among the Interested Parties, each Interested Party agrees to assume any obligations imposed now or hereafter on them by any applicable tax law with respect to any payment or distribution of the Escrow Property), (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any tax laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrow Property, the management established hereby, any payment or distribution of or from the Escrow Property pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

     8. Stockholders' Representative. For purposes of this Agreement, the Stockholders hereby consent to, confirm and irrevocably effect the appointment of Garlin R. Rhymes as the Representative, as representative of the Stockholders, and as the attorney-in-fact for and on behalf of each Stockholder, and, subject to the express limitations set forth below, the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including, without limitation, the exercise of the power to (i) authorize delivery to Universal of the Escrow Shares or any portion thereof, in satisfaction of Claims, (ii) agree to, negotiate, enter into settlements and compromises of, and demand and conduct arbitration and comply with orders of courts and awards of arbitrators with respect to such Claims, (iii) resolve any Claims, and (iv) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. The Representative will have unlimited authority and power to act on behalf of each Stockholder with respect to this Agreement and the disposition, settlement or other handling of all Claims, rights or obligations arising under this Agreement so long as all Stockholders are treated in the same manner. The Stockholders will be bound by all actions taken by the Representative in connection with this Agreement, and Universal will be entitled to rely on any action or decision of the Representative. In performing his functions hereunder, the Representative will not be liable to the Stockholders in the absence of gross negligence or willful misconduct. In the event the Representative becomes unavailable or unwilling to continue in his capacity herewith, the Representative may resign and be discharged from his duties or obligations hereunder by giving his resignation to the parties to this Agreement, specifying a date not less than ten days following such notice date of when such resignation will take effect and, in that event, James Bauters will be deemed to be appointed by the Stockholders as the new Representative. In the event Mr. Bauters then becomes unavailable or unwilling to continue in his capacity as Representative, he may resign and be discharged from his duties or obligations hereunder by giving his resignation to the parties to this Agreement, specifying a date not less than ten days following such notice date of when such resignation will take effect. In that event, the Stockholder(s) owning a majority of the Escrow Shares will designate a successor Representative prior to the expiration of such ten-day period by giving written notice to the Escrow Agent and Universal. If the Stockholders have not appointed a successor Representative and notified Universal of the identity and address of such successor Representative within such ten-day period, Universal shall be relieved of the obligation to send notices to or obtain consents from the Representative while there is no Representative and, for purposes of this Agreement, in each such case, it shall be deemed that the Representative has received the required notice and/or approved such action. Until notified in writing by the Representative that he has resigned, the Escrow Agent may rely conclusively and act upon the directions, instructions and notices of the Representative named above and, thereafter, upon the directions, instructions and notices of any successor Representative named in a writing executed by a majority-in-interest of the Stockholders filed with the Escrow Agent.

     9. Notices. All notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith must be in writing and will be deemed delivered (i) when personally served or when delivered by telex or facsimile (to the telex or facsimile number of the person to whom the notice is given), (ii) the first business day following the date of deposit with an overnight courier service or (iii) on the earlier of actual receipt or the third business day following the date on which the notice is deposited in the United States mail, first class certified, postage prepaid, addressed as follows:


If to the Escrow Agent:    State Street Bank and Trust Company
                           Corporate Trust
                           Lafayette Corporate Center
                           2 Avenue De Lafayette
                           6th Floor South
                           Boston, Massachusetts 02110
                           Attention: Christina Mullen
                           Facsimile: 617/662-1463

If to Universal:           Universal Compression Holdings, Inc.
                           4440 Brittmoore Road
                           Houston, Texas 77041
                           Attention: Valerie L. Banner, Senior
                              Vice President and General Counsel
                           Facsimile: 713/466-6720


With a copy to:            King & Spalding
                           1100 Louisiana, Suite 3300
                           Houston, Texas 77002
                           Attention: Christine B. LaFollette
                           Facsimile: 713/751-3290

If to the Representative:  Garlin R. Rhymes
                           24106 Bay Hill Blvd.
                           Katy, Texas 77494
                           Facsimile: (281) 392-0832

With a copy to:            Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                           Houston, Texas 77002
                           Attention: Ms. Kathleen M. Kopp
                           Facsimile: (713) 225-7047


or to such other address as Universal, the Representative or the Escrow Agent, as the case may be, designates in a writing delivered to each of the other parties hereto.

     10. Arbitration.

          (a) Universal, the Stockholders and the Representative hereby agree that all Arbitrable Claims, except those that involve the Escrow Agent pursuant to Section 11 hereof, shall be submitted to, and determined by, binding arbitration. Nothing in this Section 10 is intended to alter the parties rights or remedies under the Merger Agreement or the Letter Agreement. Such arbitration shall be conducted pursuant to the Commercial Arbitration Rules (the "Rules") then in effect of the American Arbitration Association, except to the extent such rules are inconsistent with this
     Section 10. If the amount in controversy in the arbitration exceeds $1,000,000, exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three neutral arbitrators with Universal and the Representative each selecting one arbitrator and the third arbitrator being chosen by the two served. Otherwise, the arbitration shall be conducted by a single neutral arbitrator mutually agreed upon by the parties, or if no such agreement is reached then by the panel of three arbitrators. The arbitrator(s) shall be selected pursuant to the Rules and shall be a person or persons experienced in the oil and gas industry and the nature of the issues to be arbitrated. Exclusive venue for such arbitration shall be in Houston, Texas. The arbitrator(s) shall apply the internal laws of the State of Texas (without regard to conflict of law rules) in determining the substance of the dispute, controversy or claim and shall decide the same in accordance with the applicable usages and terms of trade. The proceedings shall be governed by the Texas Rules of Civil Procedure and the Texas Rules of Evidence. The arbitrator(s)' award shall be in writing and shall set forth the findings and conclusions upon which the arbitrator(s) based the award. The prevailing party in any such arbitration shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in connection with the arbitration. Any award pursuant to such arbitration shall be final and binding upon Universal, the Stockholders and the Representative, and judgment on the award may be entered in any federal or state court with appropriate jurisdiction sitting or located in Harris County, Texas. The provisions of this Section 10 shall survive the termination of this Agreement.

          (b) The arbitration shall commence within 60 days after the selection of neutral arbitrator(s) in accordance with the provisions of this Section
     10. In fulfilling his or her duties, the arbitrator(s) may consider such matters as, in the opinion of the arbitrator(s), are necessary or helpful to render an appropriate decision. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas.

          (c) Without limiting the enforceability or scope of this Section 10, Universal, the Stockholders and the Representative agree that if a controversy or claim between them pursuant to this Section 10 arises out of or relates to this Agreement and results in litigation, the courts of Harris County, Texas or the courts of the United States of America located in Harris County, Texas shall have jurisdiction to hear and decide such matter, and Universal, the Stockholders and the Representative hereby submit to the jurisdiction of such courts. The foregoing notwithstanding, Universal, the Stockholders and the Representative may seek and obtain from a court of competent jurisdiction a temporary restraining order, temporary injunction or other temporary emergency relief without first having to submit such dispute to arbitration.

          (d) Governing Law. With respect to matters governed by this Section 10, this Agreement will be governed by and construed in accordance with the internal laws of the State of Texas without regard to conflict of law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     11. Dispute Resolution Involving Escrow Agent or Escrow Property.

          (a) It is understood and agreed that, should any dispute arise with respect to this Agreement between the Interested Parties and the Escrow Agent or any claim made by the Escrow Agent with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property other than the resolution of Claims pursuant to Section 4 or 10 hereof, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Property.

          (b) Universal, the Stockholders, the Representative and the Escrow Agent further agree that if a controversy or claim between them which (i) arises out of or relates to this Agreement or the delivery, ownership, right of possession, and/or disposition of the Escrow Property, other than the resolution of Claims pursuant to Section 4 or 10 hereof, (ii) involves the Escrow Agent and (iii) results in litigation, then the courts of the State of New York or the courts of the United States of America located in the State of New York shall have jurisdiction to hear and decide such matter, and Universal, the Stockholders, the Representative and the Escrow Agent hereby submit to the jurisdiction of such courts. This Section 11 is intended to apply only to the above limited matters involving the

     Escrow Agent or the Escrow Property and is not intended to alter the resolution agreement set forth in Section 4 hereof or the arbitration agreement set forth in Section 10 hereof. The foregoing notwithstanding, Universal, the Stockholders, the Representative and the Escrow Agent may seek and obtain from a court of competent jurisdiction a temporary restraining order, temporary injunction or other temporary emergency relief without first having to submit such dispute to arbitration.

          (c) Each of the Interested Parties and the Representative hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of New York and of any Federal court located in said State in connection with any actions or proceedings brought against the Interested Parties (or any of them) or the Representative by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the Interested Parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 9 hereof.

          (d) WITH RESPECT TO MATTERS GOVERNED BY THIS SECTION 11, THE ESCROW AGENT, THE INTERESTED PARTIES AND THE REPRESENTATIVE HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

          (e) Governing Law. With respect to matters governed by this Section 11, this Agreement will be governed by and construed in accordance with the internal laws of the State of New York without regard to conflict of law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     12. General.

          (a) Governing Law; Assigns. Except as otherwise provided in Section 10 hereof, this Agreement will be governed by and construed in accordance with the internal laws of the State of New York without regard to conflict of law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no party to this Agreement may assign all or any portion of its or their rights, obligations or liabilities under this Agreement without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 12(a) shall be voidable.

          (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          (c) Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

          (d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (e) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (f) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

     13. Expenses.

          (a) Escrow Agent. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be borne by Universal upon receipt of a written invoice by Escrow Agent. Any extraordinary fees and expenses, including, without limitation, any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Shares or the validity of a Notice of Claim or as described in Sections 6(b) or 7, will be paid 50% by Universal and 50% by the Stockholders, other than fees and expenses related to withholding or other taxes, assessments or governmental charges that apply to the Stockholders, which will be paid 100% by the Stockholders directly. The Stockholders' 50% liability for the extraordinary fees and expenses of the Escrow Agent (which will be pro rata for each Stockholder based on the proportion of the total Escrow Shares attributable to such Stockholder) will be paid by Universal and recovered as a claim hereunder out of the Escrow Shares or, if there are no Escrow Shares remaining, recovered from the Stockholders directly.

          (b) Representative. The Representative will not be entitled to receive any compensation from Universal or the Stockholders in connection with this Agreement.

     Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of this Agreement will be paid by the Stockholders to the Representative in proportion to their percentage interests in the Escrow Shares as set forth on Exhibit A.

     14. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving written notice of resignation to the parties to this Agreement, specifying a date not less than 21 days following such notice date of when such resignation will take effect. Universal will designate a successor Escrow Agent prior to the expiration of such 21-day period by giving written notice to the Escrow Agent and the Representative. Universal may appoint a successor Escrow Agent without the consent of the Stockholders or the Representative so long as such successor is a bank with assets of at least $50 million, and may appoint any other successor Escrow Agent with the consent of the Representative, which consent will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Shares to such designated successor.

     15. Limitation of Responsibility. The Escrow Agent's duties are limited to those set forth in this Agreement, and Escrow Agent, acting as such under this Agreement, and charged with knowledge of or any duties or responsibilities under any other document or agreement, including, without limitation, the Merger Agreement.

     16. Amendment. This Agreement may be amended by the written agreement of Universal, the Escrow Agent and the Representative; provided, that if the Escrow Agent does not agree to an amendment agreed upon by Universal and the Representative, the Escrow Agent will resign and Universal will appoint a successor Escrow Agent in accordance with Section 14 above.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and first above written.


                                              UNIVERSAL COMPRESSION HOLDINGS,
                                                INC.

                                              By: /s/ ERNIE L. DANNER
                                                 -------------------------------
                                                 Name: Ernie L. Danner
                                                 Title: Executive Vice President


                                              REUBEN JAMES HELTON TRUST DATED
                                              JANUARY 24, 2000

                                              By: /s/ GARLIN R. RHYMES
                                                 -------------------------------
                                              Name: Garlin R. Rhymes, Trustee


                                              /s/ MICHAEL PAHL
                                              ----------------------------------
                                              Michael Pahl


                                              REPRESENTATIVE:

                                              /s/ GARLIN R. RHYMES
                                              ----------------------------------
                                              Name: Garlin R. Rhymes

                                              STATE STREET BANK AND TRUST
                                                COMPANY, AS ESCROW AGENT

                                              By: /s/ CHI C. MA
                                                 -------------------------------
                                                  Name: Chi C. Ma
                                                  Title: Vice President

                                                                       EXHIBIT A


       STOCKHOLDER NAME                       NUMBER OF ESCROW            PRO RATA
         AND ADDRESS                    SHARES INITIALLY DEPOSITED        INTEREST
       ----------------                 --------------------------        --------
The Reuben James Helton                            122,299                  90%
   Trust Dated January 24, 2000
c/o Garlin R. Rhymes, Trustee
24106 Bay Hill Blvd.
Katy, Texas 77494

Michael L. Pahl                                    13,588                   10%
5319 N. Liberty Drive
Traverse City, Michigan 49684

                                                                       EXHIBIT B

                          ADDITIONAL PARTY COUNTERPART

          The undersigned, after having received and reviewed to its, his or her satisfaction a copy of the Escrow Agreement, dated as of September 15, 2000 (the "Escrow Agreement"), by and among Universal Compression Holdings, Inc. (the "Company"), the Reuben James Helton Trust Dated January 24, 2000 as amended and in effect, a trust formed pursuant to the laws of the State of Michigan (the "Trust"), Garlin R. Rhymes, as trustee of the Trust ("Trustee"), Michael Pahl ("Pahl") (collectively, the Trust, Trustee and Pahl are referred to as the "Stockholders"), Garlin R. Rhymes, as representative of the former stockholders of Gas Compression Services, Inc., a Michigan corporation, and State Street Bank and Trust Company, a Massachusetts trust company, as the Escrow Agent, does hereby agree to become party to the Escrow Agreement, thereby accepting all of the rights, benefits and obligations of a Stockholder thereunder. The Company may attach this page as a counterpart to the Escrow Agreement and the undersigned agrees that such attachment shall be deemed conclusive evidence of its, his or her acknowledgment and acceptance of the terms thereof.

          Capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Escrow Agreement.

Dated:

                                                [NAME]
                                                [ADDRESS FOR NOTICES]



                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

Acknowledged and Accepted By:

UNIVERSAL COMPRESSION HOLDINGS, INC.


By:
   -------------------------------
   Name:
   Title:

                                                                       EXHIBIT C

                                  FEE SCHEDULE



                                  STATE STREET
                                SCHEDULE OF FEES
                                       FOR
                                 ESCROW SERVICES


                          UNIVERSAL COMPRESSION, INC.,
                         GAS COMPRESSION SERVICES, INC.,
                REUBEN JAMES HELTON TRUST DATED JANUARY 24, 2000
                                       AND
                                 MICHAEL L. PAHL


ACCEPTANCE FEE:                                             Waived

ADMINISTRATION FEE:                                         $3,500.00 per year or part thereof
                                                            PLUS $35.00 PER SHAREHOLDER

INVESTMENT FEE:  (if applicable)                            $65.00 per buy/sell
direct investments in treasuries, C/D's
CP, Repo's, etc.

SWEEP FEE:  (if applicable)                                 40 basis points per annum of the
SSgA or selected other Money Market                         average daily net assets
Funds

State Street's Insured Money Market                         No Charge
Account

WIRE TRANSFER FEE (outgoing):                               $20.00

OUT-OF-POCKET EXPENSES                                      At cost

LEGAL FEES (Peabody & Arnold):                              At Cost


August 2, 2000